(a) Form of Amended and Restated Declaration of Trust of Pilgrim Mutual Funds incorporated by reference to Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A as filed on November 5, 1999.

(e) Form of Investment Management Agreement between the Trust and Pilgrim Investments, Inc and Form of Portfolio Management Agreement between Pilgrim
Investments, Inc. and Nicholas-Applegate Capital Management incorporated by reference to Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A as filed on November 5, 1999.